Exhibit 99.1

         ANCHOR BANCORP WISCONSIN INC. ANNOUNCES FIRST QUARTER EARNINGS

    MADISON, Wis., Aug. 7 /PRNewswire-FirstCall/ -- Anchor BanCorp Wisconsin Inc. (Nasdaq: ABCW) announced net income of $10.6 million for the quarter ended June 30, 2006, as compared to $11.6 million for the same period last year.

    Diluted earnings per share were $.49 for the quarter ended June 30, 2006, as compared to $.52 for the same quarter last year. Based on continued strong performance of the corporation, the Board of Directors acted to increase the quarterly per share dividend to 17 cents per share, which represents an increase of 6.3 percent. The 17 cent quarterly per share dividend was announced on July 21, 2006 and is payable August 15, 2006 to shareholders of record August 1, 2006.

    "In our core business unit, AnchorBank fsb, total assets grew to more than $4.3 billion, an increase of 5.3 percent from a year ago. In addition, our deposit growth was up 7.3 percent from the previous year, to nearly $3.2 billion," said Douglas J. Timmerman, President, Chairman and CEO.

    "Our California real estate development projects have substantially matured. As the inventory of properties has declined, so has the income from that portion of our business," continued Timmerman.

    "While the rising interest rate environment has put some pressure on our interest rate spread, which declined from 3.20 percent a year ago to 3.09 percent for the quarter ended June 30, 2006, our focus on managing the other costs of our operations has had a positive impact on our bottom line. Non-interest expenses as a percent of average assets declined to 2.48 percent for the quarter ended June 30, 2006, down from 2.96 percent for the same period last year," said Timmerman.

    Book value increased to $14.91 per share, an increase of 4.9 percent for the quarter ended June 30, 2006 versus the same period in the prior year.

    During the quarter ended June 30, 2006, 50,000 shares were purchased under a previously authorized repurchase program. The repurchases are made from time to time in open-market and/or negotiated transactions as, in the opinion of management, market conditions may warrant.

    Anchor BanCorp's stock is traded on the over-the-counter market under the NASDAQ symbol ABCW. AnchorBank fsb, the wholly-owned subsidiary, has 59 full service offices and two loan origination only offices. All are located in Wisconsin.

    For more information, contact Michael Helser, CFO at (608) 252-1810 or Douglas J. Timmerman, President, at (608) 252-8782.

    This news release contains certain forward-looking statements based on unaudited financial statements, results of operations and business of Anchor BanCorp. Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include changes in general economic conditions, deposit flows, loan demand, asset quality, competition, legislation or regulation and accounting principles, policies or guidelines affecting reports filed with the Securities and Exchange Commission for financial and business information regarding Anchor BanCorp, including information which could affect Anchor BanCorp's forward-looking statement.

                          ANCHOR BANCORP WISCONSIN INC.
                              FINANCIAL HIGHLIGHTS
                (Dollars in thousands - except per share amounts)
                                   (Unaudited)

                                                     Three Months Ended
                                                          June 30,
                                               -------------------------------
                                                    2006             2005
                                               --------------   --------------
Operations Data:
  Net interest income                          $       32,845    $       32,145
  Provision for loan losses                             1,205               265
  Net gain on sale of loans                               869               123
  Real estate investment
   partnership revenue                                  4,486            11,513
  Other non-interest income                             7,952             7,143
  Real estate investment
   partnership cost of sales                            3,853             8,411
  Other non-interest expense                           22,586            21,630
  Minority interest in income
   of real estate partnership operations                  438             1,288
  Income before income taxes                           18,070            19,330
  Income taxes                                          7,423             7,770
  Net income                                           10,647            11,560

Selected Financial Ratios (1):
  Yield on earning assets                                6.52%             5.73%
  Cost of funds                                          3.43              2.53
  Interest rate spread                                   3.09              3.20
  Net interest margin                                    3.23              3.32
  Return on average assets                               1.00              1.14
  Return on average equity                              13.14             14.70
  Average equity to average assets                       7.60              7.75
  Non-interest expense to
   average assets                                        2.48              2.96

Per Share:
  Basic earnings per share                     $         0.50    $         0.53
  Diluted earnings per share                             0.49              0.52
  Dividends per share                                    0.16              0.14
  Book value per share                                  14.91             14.22


                                              June 30,
                                     ---------------------------      Percent
                                         2006           2005          Change
                                     ------------   ------------   ------------
Financial Condition:
  Total assets                       $  4,356,921   $  4,136,822            5.3%
  Loans receivable, net
    Held for sale                           4,118          6,313          (34.8)
    Held for investment                 3,709,745      3,383,250            9.7
  Investment securities
   available for sale,
   at fair value                           67,999         42,004           61.9
  Mortgage-related
   securities available
   for sale, at fair value                252,052        291,596          (13.6)
  Mortgage-related securities
   held to maturity, at
   amortized cost                              74          1,418          (94.8)
  Deposits                              3,177,220      2,960,468            7.3
  Borrowings                              791,098        798,927           (1.0)
  Stockholders' equity                    326,495        315,416            3.5
  Allowance for loan losses                15,636         26,532          (41.1)
  Non-performing assets                    18,836         17,030           10.6

(1)  Annualized when appropriate.

                          ANCHOR BANCORP WISCONSIN INC.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (Unaudited)

                                                             June 30,         March 31,
                                                               2006             2006
                                                          --------------   --------------
                                                                  (In Thousands)
Assets
  Cash and cash equivalents                               $      119,356   $      152,544
  Investment securities available for sale,
   at fair value                                                  67,999           49,521
  Mortgage-related securities available
   for sale, at fair value                                       252,052          247,438
  Mortgage-related securities held to maturity,
   at amortized cost                                                  74               77
  Loans receivable, net
    Held for sale                                                  4,118            5,509
    Held for investment                                        3,709,745        3,614,265
  Foreclosed properties and repossessed
   assets, net                                                     3,006            2,192
  Real estate held for development and sale                       56,824           54,330
  Office properties and equipment                                 29,679           29,867
  Other assets                                                   114,068          119,397
    Total assets                                          $    4,356,921   $    4,275,140

Liabilities and Stockholders' Equity
  Deposits
    Non-interest bearing                                  $      266,555   $      242,924
    Interest bearing                                           2,910,665        2,797,293
      Total Deposits                                           3,177,220        3,040,217
  Short-term borrowings                                          179,300          186,200
  Long-term borrowings                                           611,798          675,661
  Other liabilities                                               54,304           45,040
    Total liabilities                                          4,022,622        3,947,118

 Minority interest in real estate partnerships                     7,804            6,997

 Preferred stock, $.10 par value, 5,000,000
  shares authorized, none outstanding                                  -                -
 Common stock, $.10 par value, 100,000,000
  shares authorized, 25,363,339 shares issued                      2,536            2,536
 Additional paid-in capital                                       71,262           70,517
 Retained earnings, substantially restricted                     345,261          340,364
 Accumulated other comprehensive income (loss)                    (4,029)          (2,558)
 Treasury stock (3,461,064 shares and 3,509,036
  shares, respectively), at cost                                 (80,584)         (82,144)
 Unearned deferred compensation                                   (7,951)          (7,690)
Total stockholders' equity                                       326,495          321,025
Total liabilities, minority interest and
 stockholders' equity                                     $    4,356,921   $    4,275,140

                          ANCHOR BANCORP WISCONSIN INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                       Three Months Ended
                                                            June 30,
                                                   ---------------------------
                                                       2006           2005
                                                   ------------   ------------
                                                          (In Thousands -
                                                    except per share amounts)

Interest income:
  Loans                                            $     61,774   $     51,225
  Mortgage-related securities                             2,904          2,543
  Investment securities                                     957          1,018
  Interest-bearing deposits                                 631            781
    Total interest income                                66,266         55,567
Interest expense:
  Deposits                                               25,356         16,473
  Short-term borrowings                                   2,262          2,262
  Long-term borrowings                                    5,803          4,687
    Total interest expense                               33,421         23,422
    Net interest income                                  32,845         32,145
Provision for loan losses                                 1,205            265
    Net interest income after provision
     for loan losses                                     31,640         31,880
Non-interest income:
Real estate investment partnership revenue                4,486         11,513
Loan servicing income                                       997          1,312
Credit enhancement income                                   417            395
Service charges on deposits                               2,428          2,372
Insurance commissions                                       826            687
Net gain on sale of loans                                   869            123
Net (loss) gain on sale of investments
 and mortgage-related securities                           (283)             7
Other revenue from real estate operations                 2,147          1,215
Other                                                     1,420          1,155
    Total non-interest income                            13,307         18,779
Non-interest expense:
  Compensation                                           10,726         10,872
  Real estate investment partnership cost
   of sales                                               3,853          8,411
  Occupancy                                               1,999          1,577
  Furniture and equipment                                 1,453          1,567
  Data processing                                         1,421          1,281
  Marketing                                               1,152          1,095
  Other expenses from real estate
   partnership operations                                 2,578          2,049
  Other                                                   3,257          3,189
    Total non-interest expense                           26,439         30,041
Minority interest in income of real estate
 partnership operations                                     438          1,288
   Income before income taxes                            18,070         19,330
Income taxes                                              7,423          7,770
    Net income                                     $     10,647   $     11,560

   Earnings per share:
   Basic                                           $       0.50   $       0.53
   Diluted                                                 0.49           0.52

SOURCE  Anchor BanCorp Wisconsin Inc.
    -0-                             08/07/2006
    /CONTACT: Michael Helser, CFO, +1-608-252-1810, or Douglas J. Timmerman, President, +1-608-252-8782, both of Anchor BanCorp Wisconsin Inc./
    /Web site:  http://www.anchorbank.com /
    (ABCW)